                                                                    EXHIBIT 10.1

                            ASSET PURCHASE AGREEMENT

                                      among

                        CAPSTONE VENTURES SBIC, L.P. and

                             AI RESEARCH CORPORATION

                                   as Sellers

                                       and

                                 PLANETCAD INC.
                                  as Purchaser

                            Dated as of June 1, 2001

                                TABLE OF CONTENTS

                                                                                        Page
                                                                                        ----
                                    ARTICLE I


                      Purchase and Sale of Acquired Assets
SECTION 1.01.        Purchase and Sale...............................................    1
SECTION 1.02.        Acquired Assets and Excluded Assets.............................    1
SECTION 1.03.        Excluded Liabilities............................................    2
SECTION 1.04.        Consents of Third Parties.......................................    3
SECTION 1.05         "As Is" Condition ..............................................    3

                                   ARTICLE II

                                   The Closing

SECTION 2.01.        Closing Date....................................................    3
SECTION 2.02.        Transactions To Be Effected at the Closing......................    3

                                   ARTICLE III

                    Representations and Warranties of Sellers

SECTION 3.01.        Organization, Standing and Power................................    4
SECTION 3.02.        Authority; Execution and Delivery; Enforceability...............    4
SECTION 3.03.        No Conflicts; Consents..........................................    4
SECTION 3.04.        Assets Other than Intellectual Property, Technology, Software
                         and Internet Domain Names...................................    4
SECTION 3.05.        Intellectual Property; Technology; Internet Domain Names;
                         Software....................................................    5
SECTION 3.06.        Contracts.......................................................    6
SECTION 3.07.        Sufficiency of Acquired Assets..................................    6
SECTION 3.08.        Taxes...........................................................    7
SECTION 3.09.        Proceedings.....................................................    7
SECTION 3.10.        Compliance with Applicable Laws.................................    7
SECTION 3.11.        Disclosure......................................................    7

                                   ARTICLE IV

                   Representations and Warranties of Purchaser

SECTION 4.01.        Organization, Standing and Power................................    8
SECTION 4.02.        Authority; Execution and Delivery; and Enforceability...........    8
SECTION 4.03.        No Conflicts; Consents..........................................    8

                                    ARTICLE V

                                    Covenants

SECTION 5.01.        Confidentiality.................................................    9
SECTION 5.02.        Best Efforts....................................................    9
SECTION 5.03.        Expenses; Transfer Taxes........................................    9
SECTION 5.04.        Brokers or Finders..............................................    9



                                        i
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
SECTION 5.05.        Post-Closing Cooperation........................................    9
SECTION 5.06.        Publicity.......................................................   10
SECTION 5.07.        Further Assurances..............................................   10
SECTION 5.08.        Names and Internet Domain Names Following Closing...............   10

                                   ARTICLE VI

                        Actions and Deliveries at Closing

SECTION 6.01.        Sellers' Actions and Deliveries at Closing......................   10
SECTION 6.02.        Purchaser's Actions and Deliveries at Closing...................   11
SECTION 6.03.        Amendments and Waivers..........................................   11

                                   ARTICLE VII

                                 Indemnification

SECTION 7.01.        Indemnification by Sellers......................................   12
SECTION 7.02.        Indemnification by Purchaser....................................   12
SECTION 7.03.        Termination of Indemnification..................................   12
SECTION 7.04.        Procedures......................................................   12
SECTION 7.05.        Survival of Representations.....................................   13

                                  ARTICLE VIII

                               General Provisions

SECTION 8.01.        Assignment......................................................   13
SECTION 8.02.        No Third-Party Beneficiaries....................................   13
SECTION 8.03.        Attorney Fees...................................................   14
SECTION 8.04.        Notices.........................................................   14
SECTION 8.05.        Interpretation; Exhibits and Schedules; Certain Definitions.....   15
SECTION 8.06.        Counterparts....................................................   15
SECTION 8.07.        Entire Agreement................................................   15
SECTION 8.08.        Severability....................................................   15
SECTION 8.09.        Governing Law...................................................   15
SECTION 8.10.        Dispute Resolution .............................................   16


Exhibit A         Form of Warrant

Company Disclosure Schedule

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT dated as of June 1, 2001, is hereby entered into by and among CAPSTONE VENTURES SBIC, L.P., a Delaware limited partnership, AI RESEARCH CORPORATION, a California corporation (each referred to herein as "Seller" and collectively as "Sellers"), and PLANETCAD INC., a Delaware corporation. ("Purchaser").


                                    RECITALS

         WHEREAS, on March 12, 2001 pursuant to that certain Intellectual Property Security Agreement dated December 12, 2000 (the "Security Agreement"), Sellers acquired from CastaLink.com, Inc., a California corporation ("CastaLink") all right, title and interest in and to, and all the assets related to, the suite of software products, including all operating and applications computer software programs, known as electronic Collaborative Application Solution, including the software applications known as LinkSpan, eOrder, eSalesForce, eConnect, eBizRules, eAnalysis, eMessaging and eSupply, which software is designed to allow customers and suppliers to share and collaborate on a wide range of supplier relationship and demand chain processes (the "eCAS Software") upon the terms and subject to the conditions of this Agreement;

         WHEREAS, the Purchaser and AI Research Corporation entered into a Letter of Intent dated April 27, 2001 (the "Letter of Intent"), summarizing the material terms and conditions of the acquisition of the eCAS Software by Purchaser, which Letter of Intent shall be superceded by this Agreement; and

         WHEREAS, Sellers desire to sell to Purchaser, and Purchaser desires to purchase from Sellers, the eCAS Software in accordance with the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, the parties hereby agree as follow in consideration of the mutual premises and covenants contained herein:

                                    ARTICLE I

                      Purchase and Sale of Acquired Assets

                  SECTION 1.01.  Purchase and Sale.


         (a) On the terms and subject to the conditions of this Agreement, Sellers shall sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall purchase from Sellers all of the right, title and interest as of the Closing (as defined in Section 2.01) of Sellers in, to and under the Acquired Assets (as defined in Section 1.02(a)), for (i) an aggregate purchase price of $200,000 in cash (the "Purchase Price"), $25,000 of which Purchaser has paid pursuant to the terms of the Letter of Intent, and $175,000 of which is payable as set forth in Section 2.02; and (ii) the issuance of a warrant to purchase 125,000 shares of common stock of the Purchaser (the "Warrant") having an exercise price of $1.00 per share and exercisable for a three-year period from the date hereof and in the form attached hereto as Exhibit A. The purchase and sale of the Acquired Assets is referred to in this Agreement as the "Acquisition".

                  SECTION 1.02.  Acquired Assets and Excluded Assets.

         (a) The term "Acquired Assets" means all the properties, assets, goodwill and rights of whatever kind and nature, real or personal, tangible or intangible, that are owned, leased or licensed by Sellers as of the date hereof (the "Closing Date") and used, held for use or intended to be used primarily in the operation of the eCAS Software, including:

                  (i) all work-in-progress relating to the eCAS Software, including all drafts, notes, customer feedback and related research materials;

                  (ii) all patents (including all reissues, divisions, continuations and extensions thereof), patent applications, patent rights, trademarks, trademark registrations, whether or not issued or issuable, trademark applications, servicemarks, whether or not issued or issuable, service mark applications, trade names, business names, brand names including any such rights related to the eCAS Software, copyrights including any such rights related to the eCAS Software (including any extension thereof), rights to file such extensions or reversions therein, copyright registrations (including applications therefor or rights to apply therefor), designs, design registrations (including applications therefor or rights to apply therefor), and all rights to any of the foregoing including the names "eCAS", "LinkSpan", "eOrder", "eSalesForce", "eConnect", "eMessaging", "eSupply", "eBizRule", "eAnalysis", "CastaLink" and "CastaLink.com", and any domain (including Internet domain names), trademarks, servicemarks and any other personal or property rights associated with such names and all source code documentation and user manuals related to the eCAS Software ("Intellectual Property");

                  (iii) all trade secrets, confidential information, inventions, know-how, formulae, processes, procedures, research records, records of inventions, test information, user manuals, installation guides, implementation guides (including templates), training materials, maintenance and technical support materials and related databases, websites (including, without limitation, any domain name associated with such websites and any and all graphical and textual material appearing on such websites), market surveys and marketing know-how relating to the eCAS Software (the "Technology"); and

                  (iv) all equipment listed on Schedule 1.02(a) holding the source code and object code for all, including the latest, versions of the eCAS Software currently available or in development.

         (b)      The term "Excluded Assets" means all assets not identified in
Section 1.02(a), and all rights of Sellers under this Agreement and the other agreements and instruments executed and delivered in connection with this Agreement (the "Ancillary Agreements").

                  SECTION 1.03.  Excluded Liabilities.


         (a) Notwithstanding any other provision of this Agreement or any Ancillary Agreement, and regardless of any disclosure to Purchaser, Purchaser shall not assume any Excluded Liability, each of which shall be retained and paid, performed and discharged when due by Sellers, or CastaLink as applicable. The term "Excluded Liability" means:

                  (i) any liability, obligation or commitment of CastaLink or Sellers, including, without limitation for Taxes (as defined in Section 3.08), relating to or arising out of the operation of the eCAS Software or ownership of any Acquired Asset, whether express or implied, liquidated, absolute, accrued, contingent or otherwise, or known or unknown, and based upon, arising out of or resulting from any fact, circumstance, occurrence, condition, act or omission existing on or occurring on or prior to the Closing, or arising primarily out of the operation or conduct by CastaLink or Sellers or any of their respective affiliates of any business other than that related to the eCAS Software or ownership of any Excluded Asset; and

                  (ii) any liability, obligation or commitment of CastaLink or Sellers (A) arising out of any actual or alleged breach by CastaLink or Sellers of, or nonperformance by CastaLink or Sellers under, any contracts, licenses, agreements, commitments and all other legally binding arrangements, whether oral or written, ("Contract") or (B) arising under any Contract, including any Contract either (x) required to be listed in Schedule 3.05 and not so listed or (y) entered into in violation of this Agreement.

         (b) Purchaser shall acquire the Acquired Assets free and clear of any and all liabilities, obligations, licenses and commitments, and free and clear of all Liens (as defined in Section 3.04).

                  SECTION 1.04.  Consents of Third Parties.

                  If for any reason, Purchaser or Sellers determine that the consent of a third party to the sale and transfer of the Acquired Assets hereunder is necessary and such consent is not obtained prior to the Closing, Sellers and Purchaser shall cooperate (at Sellers' own expense) in any lawful and reasonable arrangement reasonably proposed by Purchaser and Sellers to obtain such consent, or to treat any such asset hereunder as an Excluded Asset.

                  SECTION 1.05.  "As Is" Condition.

                  Except as expressly set forth in this Agreement, the Acquired Assets hereunder are conveyed to and accepted by Purchaser in an "AS IS" condition, free of any warranties or representations whatsoever, and SELLERS EXPRESSLY DISCLAIM ANY AND ALL OTHER EXPRESS OR IMPLIED WARRANTIES WITH RESPECT THERETO, INCLUDING BUT NOT LIMITED THE WARRANTY OF MERCHANTABILITY AND WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

                                   ARTICLE II

                                   The Closing

                  SECTION 2.01. Closing Date. The closing of the Acquisition (the "Closing") shall take place at the offices of Hogan & Hartson L.L.P., 1800 Broadway, Suite 200, Boulder, Colorado 80302, or at other such mutually agreeable location, June 1, 2001 at 12:00 p.m. PDT on the date hereof (the "Closing Date").

                  SECTION 2.02. Transactions To Be Effected at the Closing. At the Closing:

         (a) Sellers shall deliver to Purchaser (i) such appropriately executed bills of sale, assignments, consents and other instruments of transfer relating to the Acquired Assets in form and substance reasonably satisfactory to Purchaser and its counsel, (ii) such documents to be delivered by Sellers in accordance with the terms of Section 6.01, (iii) such other documents as Purchaser or its counsel may reasonably request to demonstrate satisfaction of the conditions and compliance with the covenants set forth in this Agreement,
(iv) on one or more fully functional and operational development systems, all programs, systems, data, materials, Intellectual Property, Technology or other property in whatever form developed or in development by or for, or purchased or licensed by, CastaLink or Sellers necessary to, or useful in, the day to day maintenance, administration and operation of eCAS Software (the "eCAS Backup"). The eCAS Backup shall include all source (human-readable) and object (machine-readable or executable) code, in whatever form, for all, including the latest, versions of the eCAS Software currently available or in development and any and all related documentation (including documentation relating to software development, software architecture, quality testing, marketing, training, support, implementation, customer feedback, websites and marketing alliances ), databases (including native or proprietary format databases and, in the case of any relational databases, ASCII or plain text representations of the data elements thereof), database queries or scripts used in the creation or dynamic generation of website pages, graphical and design elements, user information and passwords; and (v) one computer system on which all current and prior versions of the eCAS Software are installed, and certification that to the best of Sellers' knowledge that no current and prior versions of the eCAS Software are installed on any other computer systems; and

         (b) Purchaser shall deliver to Sellers, pursuant to Schedule 2.02(b), (i) payment, by wire transfer to two bank accounts designated in writing by Sellers, in immediately available funds in an aggregate amount equal to $175,000 and as provided in Schedule 2.02 (b) (ii) such documents to be delivered by Purchaser in accordance with the terms of Section 6.02, (iii) a fully executed Warrant, and (iv) such other documents as Sellers or their counsel may reasonably request to demonstrate satisfaction of the conditions and compliance with the obligations set forth in this Agreement.

                                   ARTICLE III

                    Representations and Warranties of Sellers

                  Each Seller severally and not jointly represents and warrants to Purchaser as of the date hereof as follows:

                  SECTION 3.01. Organization, Standing and Power. Each Seller is duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets, including the Acquired Assets, and to conduct its other businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise), prospects or results of operations of Sellers or of the eCAS Software, or on the ability of each Seller to perform its obligations under this Agreement and the Ancillary Agreements or to consummate the Acquisition and the other transactions contemplated hereby (a "Seller Material Adverse Effect"). For the purposes of this Agreement, the term "Use" or "Used" means the use, operation, development marketing, distribution or sale of the eCAS Software. Each Seller has delivered to Purchaser true and complete copies of its articles of incorporation or partnership agreement, as amended through the date of this Agreement.

                  SECTION 3.02. Authority; Execution and Delivery; Enforceability. Each Seller has full power and authority to execute this Agreement and the Ancillary Agreements to which it is a party and to consummate the Acquisition and the other transactions contemplated hereby and thereby. The execution and delivery by each Seller of this Agreement and the Ancillary Agreements to which it is a party and the consummation by each Seller of the Acquisition and the other transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action, including any required vote or approval by the shareholders or partners of Sellers. Each Seller has duly executed and delivered this Agreement and each Ancillary Agreement to which it is a party, and this Agreement and each Ancillary Agreement to which it is, a party constitute, its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as subject to laws of general application relating to bankruptcy, insolvency and relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

                  SECTION 3.03. No Conflicts; Consents. The execution and delivery by Sellers of this Agreement and the Ancillary Agreements do not, and the consummation of the Acquisition and the other transactions contemplated hereby and thereby and compliance by Sellers with the terms hereof and thereof will not: (a) conflict with, or result in any violation of its organization documents; (b) result in the creation of any Lien upon the Acquired Assets. No consent, approval, license, permit, order or authorization ("Consent") of, or registration, declaration or filing with, any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required to be obtained or made by or with respect to a Seller in connection with (A) the execution, delivery and performance of this Agreement or any Ancillary Agreement or the consummation of the Acquisition or the other transactions contemplated hereby and thereby or (B) the Use of the eCAS Software by Purchaser following the Closing as Used on the date hereof.

                  SECTION 3.04. Assets Other than Intellectual Property, Technology, Software and Internet Domain Names.


         (a) Sellers have good and valid title to all the Acquired Assets, in each case free and clear of all mortgages, liens, security interests, charges, easements, leases, subleases, covenants, rights of way, options, claims, restrictions or encumbrances of any kind (collectively, "Liens").

         (b) This Section 3.04 does not relate to Intellectual Property, Technology, the eCAS Software and Internet Domain Names (as defined in Section 3.05(f)), such items being the subject of Section 3.05.

                  SECTION 3.05. Intellectual Property; Technology; Internet Domain Names; Software.


         (a) Schedule 3.05 sets forth a true and complete list of all Intellectual Property, owned, used, filed by or licensed to Sellers and used, held for use or intended to be used primarily in the operation of the eCAS Software, other than unregistered designs and copyrights that, individually and in the aggregate, are not material to the Use of the eCAS Software as presently Used. With respect to all Intellectual Property that is registered or subject to an application for registration, Schedule 3.05 sets forth a list of all jurisdictions in which such Intellectual Property is registered or registrations applied for and all registration and application numbers. Except as set forth in
Schedule 3.05, (i) all the Intellectual Property has been duly registered in, filed in or issued by the appropriate Governmental Entity where such registration, filing or issuance is necessary or appropriate for the Use of the eCAS Software as presently Used, (ii) Sellers are the sole and exclusive owner of, and Sellers have the right to use, execute, reproduce, display, perform, modify, enhance, distribute, prepare derivative works of and sublicense, without payment to any other person, all the Intellectual Property and the consummation of the Acquisition and the other transactions contemplated hereby does not and will not conflict with, alter or impair any such rights, and (iii) neither CastaLink nor Sellers have received any written or oral communication from any person asserting any ownership interest in any Intellectual Property.

         (b) Neither CastaLink nor Sellers have granted any license of any kind relating to any Technology or Intellectual Property or the marketing or distribution thereof except as set forth in Schedule 3.05.
Neither CastaLink nor Sellers are bound by or a party to any option, license or similar Contract relating to the Intellectual Property of any other person for the use of such Intellectual Property in the Use of the eCAS Software, except as set forth in Schedule 3.05. The Use of the eCAS Software as presently Used does not violate, conflict with or infringe upon the Intellectual Property of any other person. There are no claims pending or, to the knowledge of CastaLink or Sellers, threatened, against CastaLink or Sellers by any person with respect to the ownership, validity, enforceability, effectiveness or use of the eCAS Software and any Intellectual Property and neither CastaLink nor Sellers or their respective affiliates have received any written or oral communication alleging that CastaLink, Sellers or any of their respective affiliates have in the Use of the eCAS Software violated any rights relating to Intellectual Property of any person.

         (c) All material Technology has been maintained in confidence in accordance with protection procedures customarily used in the industry to protect rights of like importance. All former and current members of management and key personnel of CastaLink, including all former and current employees, agents, consultants and independent contractors who have contributed to or participated in the conception and development of material Technology (collectively, "Personnel"), have executed and delivered to CastaLink a proprietary information agreement restricting such person's right to disclose proprietary information of CastaLink and its affiliates. All former and current Personnel either (i) have been party to a "work-for-hire" arrangement or agreement with CastaLink, in accordance with all Applicable Laws, that has accorded CastaLink full, effective, exclusive and original ownership of all tangible and intangible property thereby arising, including but not limited to the Technology and the Intellectual Property, or (ii) have executed appropriate instruments of assignment ("Invention Assignment Agreements") in favor of CastaLink as assignee that have conveyed to CastaLink full, effective and exclusive ownership of all tangible and intangible property thereby arising, including but not limited to the Technology and the Intellectual Property. No former or current Personnel have asserted a claim against CastaLink or Sellers in connection with such person's involvement in the conception and development of any Technology and no such claim has been threatened. To the knowledge of Sellers, none of the current officers and employees of CastaLink has any patents issued or applications pending for any device, process, design or invention of any kind now used in the eCAS Software, which patents or applications have not been assigned to CastaLink and Sellers, with such assignment duly recorded in the United States Patent and Trademark Office.

         (d) Sellers are the sole and exclusive owner of, and Sellers have the right to use, without payment to any other person, the Acquired Assets.

         (e) The eCAS Software and any other computer software held for use or intended to be used in the operation of the eCAS Software, other than off-the-shelf commercial software programs and databases which, individually, cost less than $1,000, are listed on Schedule 3.05. To the knowledge of CastaLink and Sellers, (x) none of the eCAS Software and no use thereof, infringes upon or violates any patent, copyright, trade secret or other proprietary right of any other person and (y) no claim with respect to any such infringement or violation is threatened. CastaLink and Sellers have taken all steps reasonably necessary to protect their right, title and interest in and to the eCAS Software, including the use of written agreements containing appropriate confidentiality provisions with all third parties having access to the source code relating to the eCAS Software, except where the failure to have such agreements, individually or in the aggregate, could not reasonably be expected to have a Seller Material Adverse Effect.

                  Sellers possess or have access to the original and all copies of all documentation, including all source code for the eCAS Software. Sellers own all the eCAS Software, free and clear of all Liens.

                  Any programs, modifications, enhancements or other inventions, improvements, discoveries, methods or works of authorship included in the eCAS Software that were created by employees of CastaLink were made in the regular course of such employees' employment with CastaLink using CastaLink's facilities and resources and, as such, constitute "works made for hire".

         (f) Schedule 3.05 sets forth a true and complete list of all Internet domain names and applications therefor ("Internet Domain Names") registered to CastaLink or used by CastaLink in connection with eCAS Software. Sellers have the exclusive right to use, without payment to any other party, all Internet Domain Names, including the Internet Domain Name "CastaLink.com", that have been registered to CastaLink. All Internet Domain Names have been duly registered with or issued by the appropriate authority, whether governmental or private, and all necessary maintenance fees have been paid to continue all such rights in effect. To the knowledge of CastaLink and Sellers, no claims have been asserted by any person with respect to the registration, validity or use of any such Internet Domain Names, or challenging or questioning the validity or enforceability of the registration contracts relating thereto, in any jurisdiction, domestic or foreign. To the knowledge of CastaLink and Sellers, the registration of the Internet Domain Names listed in Schedule 3.05 is not in violation of any "cyber squatting" laws in any jurisdiction, domestic or foreign.

                  SECTION 3.06.  Contracts.

         (a) Except as set forth in Schedule 3.06, CastaLink is not a party to or bound by any Contract related to the eCAS Software or its Use. Complete and correct copies of all Contracts listed in the Schedule 3.06, together with all modifications and amendments thereto, have been made available to Purchaser.

         (b) To the knowledge of Sellers, CastaLink has performed all obligations required to be performed by it to date under the Contracts, and it is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and, to the knowledge Sellers, no other party to any Contract is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder. The Application License Agreement between CastaLink and Rod-L Electronics dated January 31, 2001 and the letter agreement between CastaLink and Khong Guan Corporation dated December 28, 1999 (the "Customer Contracts") shall terminate on or prior to the Closing Date and Sellers shall certify to Purchaser on the Closing Date that such Customer Contracts have been so terminated in accordance with Section 6.01(c) herein.

                  SECTION 3.07. Sufficiency of Acquired Assets. The Acquired Assets (together with the Excluded Assets specified in Section 1.02(b)), comprise all the assets employed in connection with the eCAS Software. The Acquired Assets are sufficient for the Use of the eCAS Software immediately following the Closing in substantially the same manner as currently Used.

                  SECTION 3.08.  Taxes.

         (a)      For purposes of this Agreement:

                  "Tax" means (i) any tax, governmental fee or other like assessment or charge of any kind whatsoever (including any tax imposed under Subtitle A of the Code and any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding tax on amounts paid, payroll, employment, excise, severance, stamp, capital stock, occupation, property, environmental or windfall profit tax, premium, custom, duty or other tax), together with any interest, penalty, addition to tax or additional amount due, imposed by any Governmental Entity (domestic or foreign) responsible for the imposition of any such tax (a "Taxing Authority"), (ii) any liability for the payment of any amount of the type described in clause (i) above as a result of a party to this Agreement being a member of an affiliated, consolidated or combined group with any other corporation at any time on or prior to the Closing Date and (iii) any liability of any person with respect to the payment of any amounts of the type described in clause (i) or (ii) above as a result of any express or implied obligation of such person to indemnify any other person.

                  "Code" means the Internal Revenue Code of 1986, as amended.

         (b) CastaLink and each Seller, and any affiliated group, within the meaning of Section 1504 of the Code, of which CastaLink or a Seller is or has been a member, has filed or caused to be filed in a timely manner (within any applicable extension periods) all material Tax returns, reports and forms required to be filed by it and all such returns, reports and forms are true, complete and correct, all Taxes due have been timely paid in full or will be timely paid in full by the due date thereof, and no Tax Liens exist with respect to the Acquired Assets and no audits or claims are being conducted or asserted with respect to any Taxes.

         (c) Each Seller has prepared, executed and filed all returns, questionnaires, applications or other documents regarding any Transfer Tax that is required to be filed by Sellers prior to Closing.

                  SECTION 3.09. Proceedings. There is no pending or, to the knowledge of Sellers, threatened Proceeding, arising out of the Use of the eCAS Software or against any Acquired Asset and that relates to the transactions contemplated by this Agreement. There is not any Proceeding or claim by CastaLink or Sellers pending, or which CastaLink or Sellers intend to initiate against any other Person. To the knowledge of Sellers, neither CastaLink nor Sellers are a party or subject to or in default under any Judgment applicable to the Use of the eCAS Software or any Acquired Asset nor is there any pending or threatened investigation of or affecting any Acquired Asset.

                  SECTION 3.10. Compliance with Applicable Laws. To the knowledge of Sellers, the eCAS Software, and Sellers' Use of the eCAS Software, is in compliance with all Applicable Laws, including those relating to occupational health and safety. Neither CastaLink nor Sellers have received any written or oral communication from any person that alleges that it, the eCAS Software or its Use of the eCAS Software is not in compliance in any material respect with any Applicable Law. This Section 3.10 does not relate to matters with respect to Taxes, which are the subject of Section 3.08.

                  SECTION 3.11. Disclosure. No representation or warranty of Sellers contained in this Agreement or in any Ancillary Agreement, and no statement contained in any document, certificate or Schedule furnished or to be furnished by or on behalf of Sellers to Purchaser or any of their respective representatives pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided in any such document, certificate or Schedule.

                                   ARTICLE IV

                   Representations and Warranties of Purchaser

                  Purchaser hereby represents and warrants to Sellers as of the date hereof as follows:

                  SECTION 4.01. Organization, Standing and Power. Purchaser is duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on the ability of Purchaser to consummate the Acquisition and the other transactions contemplated hereby (a "Purchaser Material Adverse Effect").

                  SECTION 4.02. Authority; Execution and Delivery; and Enforceability. Purchaser has full power and authority to execute this Agreement and the Ancillary Agreements to which it is, or is specified to be, a party and to consummate the Acquisition and the other transactions contemplated hereby and thereby. The execution and delivery by Purchaser of this Agreement and the Ancillary Agreements to which it is, or is specified to be, a party and the consummation by Purchaser of the Acquisition and the other transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. Purchaser has duly executed and delivered this Agreement and prior to the Closing will have duly executed and delivered each Ancillary Agreement to which it is, or is specified to be, a party, and this Agreement constitutes, and each Ancillary Agreement to which it is, or is specified to be, a party will after the Closing constitute, its legal, valid and binding obligation, enforceable against it in accordance with its terms.

                  SECTION 4.03. No Conflicts; Consents. The execution and delivery by Purchaser of this Agreement do not, the execution and delivery by Purchaser of each Ancillary Agreement to which it is, or is specified to be, a party will not, and the consummation of the Acquisition and the other transactions contemplated hereby and thereby and compliance by Purchaser with the terms hereof and thereof will not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Purchaser under, any provision of (i) Certificate of Incorporation or by-laws of Purchaser, (ii) any Contract to which Purchaser is a party or by which any of its properties or assets is bound or
(iii) any Judgment or Applicable Law applicable to Purchaser or its properties or assets. No Consent of or registration, declaration or filing with any Governmental Entity is required to be obtained or made by or with respect to Purchaser or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement or any Ancillary Agreement or the consummation of the Acquisition or the other transactions contemplated hereby and thereby.

                                    ARTICLE V

                                    Covenants

                  SECTION 5.01. Confidentiality. Sellers shall keep confidential, and cause their respective affiliates, officers, directors, partners, employees and advisors to keep confidential, all information relating to the eCAS Software or its Use, except as required by law or administrative process and except for information that is available to the public on the Closing Date, or thereafter becomes available to the public other than as a result of a breach of this Section 5.01. The covenant set forth in this Section
5.01 shall terminate one year after the Closing Date; provided however, this termination provision shall not apply to the release of the existence and the terms and conditions of this Agreement. Sellers may release such information only upon the express written approval of Purchaser.

                  SECTION 5.02. Best Efforts. Each party shall, and shall cause its affiliates to, use its best efforts (at its own expense) to obtain, and to cooperate in obtaining, all Consents from third parties necessary or appropriate to permit the transfer of the Acquired Assets to Purchaser to the extent that such consents shall not have been obtained by the Closing Date; provided, however, that the parties shall not be required to pay or commit to pay any amount to (or incur any obligation in favor of) any person from whom any such consent may be required (other than nominal filing or application fees).

                  SECTION 5.03.  Expenses; Transfer Taxes.

                           (a)      Except as set forth in Sections 5.03(b),
5.05 and 8.03 and Article VII, all costs and expenses incurred in connection with this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby shall be paid by the party incurring such expense, including all costs and expenses incurred pursuant to Sections 1.04 and 5.02.

                           (b)      All Transfer Taxes applicable to the
conveyance and transfer from Sellers to Purchaser of the Acquired Assets and any other transfer or documentary Taxes or any filing or recording fees applicable to such conveyance and transfer shall be paid by Sellers. Each party shall use reasonable efforts to avail itself of any available exemptions from any such Taxes or fees, and to cooperate with the other parties in providing any information and documentation that may be necessary to obtain such exemptions.

                  SECTION 5.04. Brokers or Finders. Each of Purchaser and Sellers represent, as to itself and its affiliates, that no agent, broker, investment banker or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

                  SECTION 5.05.  Post-Closing Cooperation.

                           (a)      Purchaser and Sellers shall cooperate with
each other, and shall cause their officers to cooperate with each other, (at Sellers' expense) for a period of sixty (60) days for an amount of time not to exceed twenty (20) hours during such period after the Closing to ensure the orderly transition of the eCAS Software from Sellers to Purchaser.

                           (b)      If Purchaser requests that CastaLink's
previous employees provide additional technical, development or marketing assistance following the Closing, Purchasers agree to negotiate in good faith the scope of such services and an hourly consulting fee payable by Purchaser to CastaLink's previous employees for such services.

                  SECTION 5.06. Publicity. No public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior consent of the other parties (which consent shall not be unreasonably withheld).


                  SECTION 5.07. Further Assurances. From time to time, as and when requested by any party, each party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions (subject to Section 5.02), as such other party may reasonably deem necessary to consummate the transactions contemplated by this Agreement, including, in the case of Sellers, executing and delivering to Purchaser such assignments, deeds, bills of sale, consents and other instruments as Purchaser or its counsel may reasonably request as necessary for such purpose.

                  SECTION 5.08. Names and Internet Domain Names Following
Closing.


         (a) Immediately following the Closing, Sellers shall amend or terminate any certificate of assumed name or d/b/a filings so as to eliminate its right to use the names LinkSpan, eCAS, eOrder, eSalesForce, eConnect, eBizRule, eMessaging, eAnalysis and eSupply, or any name that, in the judgment of Purchaser, is similar to any such names, and Sellers shall not thereafter use those names or other names acquired by Purchaser hereunder or names confusingly similar thereto. Purchaser agrees not to use the name "CastaLink" or "CastaLink.com" as a corporate name or d/b/a designation in the State of California. Sellers agree not to use the name "CastaLink" or "CastaLink.com" in connection with the sale of goods or services that directly or indirectly compete with the eCAS Software or in a manner that would be reasonably likely to result in confusion among customers or clients of the eCAS Software from Purchaser.

         (b) Immediately following the Closing, Sellers shall not use the Internet Domain Name CastaLink.com, or any domain name that, in the judgement of Purchaser, is similar to any such name and Sellers shall execute an assignment of Internet Domain Names in a form mutually acceptable to Sellers and Purchaser.

                                   ARTICLE VI

                        Actions and Deliveries at Closing

                  SECTION 6.01. Sellers' Actions and Deliveries at Closing.


         (a) Sellers' Officer's Certificate. Each Seller shall deliver to Purchaser a certificate signed by an authorized officer of Seller to the effect that: (i) the representations and warranties of Seller in this Agreement and the Ancillary Agreements are true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties are true and correct in all material respects, on and as of such earlier date), in each case except for breaches as to matters that, individually or in the aggregate, could not reasonably be expected to have a Seller Material Adverse Effect; and

                  (ii) Seller has performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Seller by the time of the Closing.

         (b) Transfer Taxes. Sellers shall deliver to Purchaser copies of all returns, questionnaires, applications or other documents regarding any Transfer Tax that Sellers have proposed, executed and filed prior to Closing.


         (c) Notice of Termination. Sellers shall deliver to Purchaser all notices of termination of the Customer Contracts obtained in accordance with
Section 3.06.

         (e) Technology Assignments. Sellers shall deliver to Purchaser appropriate instruments of assignment in favor of CastaLink as assignee from all Personnel that have not been party to a "work-for-hire" arrangement or agreement with CastaLink that has accorded CastaLink full, effective, exclusive and original ownership of all tangible and intangible property thereby arising, conveying to CastaLink, effective and exclusive ownership of all tangible and intangible property thereby arising. Sellers shall further deliver to Purchaser all appropriate instruments of assignment in favor of Sellers as assignee from CastaLink transferring all right, title and interest in and to the eCAS Software, the Technology and the Intellectual Property pursuant to the terms of the Security Agreement.

         (f) Other Documents. Sellers shall furnish to Purchaser such other documents relating to Sellers' corporate existence and authority (including copies of resolutions of the respective boards of directors or partners of Sellers), absence of Liens, and such other matters as Purchaser or its counsel may reasonably request prior to the Closing Date.

         (g) eCAS Software. Purchaser shall have tested the eCAS Software prior to Closing and shall have determined to its satisfaction that it has the ability to operate the eCAS Software in a form substantially identical to that in which it operated as of the date of the Letter of Intent to the exclusion of any other person.

                  SECTION 6.02. Purchaser's Actions and Deliveries at Closing.

         (a) Purchaser Officer's Certificate. Sellers shall have received a certificate signed by an authorized officer of Purchaser to the effect that:

                  (i) the representations and warranties of Purchaser made in this Agreement and the Ancillary Agreement shall be true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects, on and as of such earlier date), in each case except for breaches as to matters that, individually or in the aggregate, could not reasonably be expected to have a Purchaser Material Adverse Effect; and

                  (ii) Purchaser shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Purchaser by the time of the Closing.

         (b) Transfer Taxes. Purchaser shall have prepared, executed and filed all returns, questionnaires, applications or other documents regarding any Transfer Tax that is required to be filed by Purchaser prior to Closing.

                  SECTION 6.03 Amendments and Waivers. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. By an instrument in writing Purchaser, on the one hand, and Sellers, on the other hand, may waive compliance by the other party with any term or provision of this Agreement that such other party was or is obligated to comply with or perform.

                                   ARTICLE VII

                                 Indemnification

                  SECTION 7.01. Indemnification by Sellers. Sellers shall jointly and severally indemnify Purchaser and its affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives against, and hold them harmless from, any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) ("Losses"), as incurred (payable promptly upon written request), arising from, in connection with or otherwise with respect to:

                  (i) any breach of any representation or warranty of Sellers that survives the Closing and is contained in this Agreement, in any Ancillary Agreement or in any other document delivered in connection herewith or therewith;

                  (ii) any breach of any obligation or covenant of Sellers contained in this Agreement or in any Ancillary Agreement;

                  (iii)    any Excluded Liability; and

                  (iv) any fees, expenses or other payments incurred or owed by Sellers to any brokers, financial advisors or comparable other persons retained or employed by it in connection with the transactions contemplated by this Agreement.

                  SECTION 7.02. Indemnification by Purchaser. Purchaser shall indemnify Sellers, their affiliates and each of their respective officers, directors, employees, stockholders, partners, agents and representatives against, and agrees to hold them harmless from, any Loss, as incurred (payable promptly upon written request), arising from, in connection with or otherwise with respect to (i) any breach of any representation or warranty of Purchaser contained in this Agreement, in any Ancillary Agreement or in any other document delivered in connection herewith, (ii) any breach of any obligation or covenant of Purchaser contained in this Agreement or in any Ancillary Agreement, or (iii) any fees, expenses or other payments incurred or owed by Purchaser to any brokers, financial advisors or other comparable persons retained or employed by it in connection with the transactions contemplated by this Agreement or by any Ancillary Agreement.

                  SECTION 7.03. Termination of Indemnification. The obligations to indemnify and hold harmless any party, pursuant to Sections 7.01(i) and (iii) or 7.02(i) and (iii), shall terminate one year from the date hereof, except with respect to breaches of the representations and warranties set forth in Sections
3.04 (title) and 3.08 (taxes) and claims for fraud by an intentional misrepresentation, with respect to which the indemnification obligations shall continue until the expiration of the applicable statute of limitations and (ii) the covenants and agreements in this Agreement and the Ancillary Agreements shall survive except to the extent that they are specifically limited by their terms; provided, however, that such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the person to be indemnified shall have, before the expiration of the applicable period, previously made a claim by delivering a notice of such claim pursuant to Section
7.04 to the party to be providing the indemnification. Notwithstanding anything to the contrary contained herein or in any Ancillary Agreement, in no event shall the amount of liability of Sellers or Purchaser for breach of any representation, warranty, indemnity or covenant or otherwise under, or arising in connection with, this Agreement or any Ancillary Agreement exceed $200,000; provided, however, that in addition to the indemnification obligations set forth in this paragraph, in the event the amount of such indemnification claim exceeds $200,000, but not by more than $75,000, then (A) if the Warrant has not been exercised, the Warrant shall be terminated; or (B) if the Warrant has been exercised, Purchaser shall have the right to repurchase from Sellers that number of shares of the Common Stock issued to Sellers upon exercise of the Warrant at a purchase price equal to the market price (but in no event less than $1.00 per share as adjusted for stock splits, combinations and the like) that is equal to the amount of such indemnification claim in excess of $200,000 but in no event by more than $75,000 such that Seller's maximum liability for indemnification for breach of any representation, warranty, indemnity or covenant or otherwise under, or arising in connection with, this Agreement or any Ancillary Agreement shall not exceed $275,000. The Sellers' obligation to indemnify and hold Purchaser harmless for breach of any representation, warranty, indemnity or covenant or otherwise under, or arising in connection with, this Agreement or any Ancillary Agreement shall immediately terminate upon the closing of a merger or reorganization of Purchaser with or into any other entity (unless Purchaser's stockholders of record as constituted immediately prior to such transaction or sale will, immediately after such transaction or sale hold at least 50% of the voting power of the surviving or acquiring entity or its parent) or a sale of all or substantially all of the assets of the Purchaser.

                  SECTION 7.04. Procedures.


         (a) Third Party Claims. In order for a party (the "indemnified party"), to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim made by any person against the indemnified party (a "Third Party Claim"), such indemnified party must notify the indemnifying party in writing of the Third Party Claim promptly following receipt by such indemnified party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually and materially prejudiced as a result of such failure. Thereafter, the indemnified party shall deliver to the indemnifying party, promptly following the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim.

         (b) Assumption. If a Third Party Claim is made against an indemnified party, the indemnifying party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the indemnifying party; provided, however, that such counsel is reasonably satisfactory to by the indemnified party. Should the indemnifying party so elect to assume the defense of a Third Party Claim, the indemnifying party shall not be liable to the indemnified party for any legal expenses subsequently incurred by the indemnified party in connection with the defense thereof. If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense. The indemnifying party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has not assumed the defense thereof. If the indemnifying party chooses to defend or prosecute a Third Party Claim, all the indemnified parties shall cooperate in the defense or prosecution thereof. Whether or not the indemnifying party assumes the defense of a Third Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the indemnifying party's prior written consent (which consent shall not be unreasonably withheld).

         (c) Other Claims. In the event any indemnified party should have a claim against any indemnifying party under Section 7.01 or 7.02 that does not involve a Third Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall deliver notice of such claim with reasonable promptness to the indemnifying party. Subject to Section 7.03, the failure by any indemnified party so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to such indemnified party under Section 7.01 or 7.02, except to the extent that the indemnifying party demonstrates that it has been materially prejudiced by such failure. If the indemnifying party does not notify the indemnified party within 30 calendar days following its receipt of such notice that the indemnifying party disputes its liability to the indemnified party under Section 7.01 or 7.02, such claim specified by the indemnified party in such notice shall, in the absence of manifest error, be conclusively deemed a liability of the indemnifying party and the indemnifying party shall pay the amount of such liability to the indemnified party on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined.

                  SECTION 7.05. Survival of Representations. The representations, warranties, covenants and agreements contained in this Agreement and in any document delivered in connection herewith shall survive the Closing solely for purposes of Article VII and shall terminate as set forth in
Section 7.03.

                                  ARTICLE VIII

                               General Provisions

                  SECTION 8.01. Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by Purchaser or Sellers (including by operation of law in connection with a merger or consolidation of Purchaser or Sellers) without the prior written consent of the other parties hereto. Any attempted assignment in violation of this Section 8.01 shall be void.

                  SECTION 8.02. No Third-Party Beneficiaries. Except as provided in Article VIII, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

                  SECTION 8.03. Attorney Fees. A party in breach of this Agreement shall, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement. The payment of such expenses is in addition to any other relief to which such other party may be entitled.

                  SECTION 8.04. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by facsimile or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand or facsimile, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

                  1.       if to Purchaser,

                           PlanetCad Inc.
                           2520 55th Street
                           Boulder, CO  80301
                           (303) 209-9100
                           (303) 209-9200 (facsimile)
                           Attention:  Doug Hughes

                           with a copy to:

                           Hogan & Hartson
                           One Tabor Center, Suite 1500
                           1200 Seventeenth Street
                           Denver, CO  80202
                           (303) 899-7300
                           (303) 899-7333 (facsimile)
                           Attention:  Whitney Holmes, Esq.

                           if to Sellers,

                           Capstone Ventures SBIC, L.P.
                           3000 Sand Hill Road
                           Building 1, Suite 290
                           Menlo Park, CA  94025
                           (650) 854-2523
                           (650) 854-9010 (facsimile)
                           Attention: Gene Fischer

                           AI Research Corporation
                           4191 Briarwood Way
                           Palo Alto, CA
                           (650) 852-9140
                           (650) 852-9522 (facsimile)
                           Attention:  Richard L. Leza

                           with a copy to:

                           Wilson Sonsini Goodrich & Rosati
                           650 Page Mill Road
                           Palo Alto, CA  94304-1050
                           (650) 565-3650
                           (650) 493-6811 (facsimile)
                           Attention:  Mark Casper

                  SECTION 8.05. Interpretation; Exhibits and Schedules; Certain Definitions.


         (a) The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

         (b)      For all purposes hereof:

                  "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

                  "including" means including, without limitation. "person" means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Entity or other entity.

                  "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person or by another subsidiary of such person.

                  SECTION 8.06. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

                  SECTION 8.07. Entire Agreement. This Agreement and the Ancillary Agreements, along with the Schedules and Exhibits thereto, contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. Neither party shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein or in the Ancillary Agreements.

                  SECTION 8.08. Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

                  SECTION 8.09. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Colorado applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

                  SECTION 8.10. Dispute Resolution. Sellers and Purchaser agree to mandatory arbitration proceedings for resolution of all the disputes relating to the Agreement, the Ancillary Agreements and any other agreements delivered pursuant hereto or thereto under the applicable Rules of the American Arbitration Association (U.S. disputes), and judgment upon the award rendered in the arbitration proceeding may be entered in any court having jurisdiction thereof. The arbitration shall be held in Boulder, Colorado, or at another location if it can be selected by mutual agreement. The arbitration award may grant a reimbursement to the prevailing party of all of its fees and expenses, including reasonable attorneys' fees. Without waiving any right to arbitration under this Agreement, any party may apply to any court having jurisdiction hereof and seek injunctive relief so as to maintain the status quo until such time as the arbitration award is rendered or the controversy is resolved. No party nor the arbitrator(s) may disclose the existence, content, or results of any arbitration proceeding hereunder without the prior written consent of both parties.

                            [Signature page follows]

                  IN WITNESS WHEREOF, Sellers and Purchaser have duly executed this Asset Purchase Agreement as of the date first written above.

                 SELLERS:

                 CAPSTONE VENTURES SBIC, L.P., a Delaware limited partnership


                 By: Capstone SBIC Management, Inc.

                          By: /s/ Eugene J. Fischer
                              ----------------------------------------
                          Its: President
                               ---------------------------------------

                 AI RESEARCH CORP., a California corporation

                 By:      /s/ Richard L. Leza
                     -------------------------------------------------
                        Richard L. Leza, CEO/Chairman

                 PURCHASER:

                 PLANETCAD INC., a Delaware corporation

                 By:      /s/ Jim Bracking
                     -------------------------------------------------
                        Jim Bracking, CEO/President